Exhibit 5.2

July 1, 2022

Board of Directors

SIYATA MOBILE INC.

1001 Lenoir Street, Suite A-414

Montreal, Quebec H4C 2Z6

Canada

Re: Siyata Mobile Inc. — Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as United States securities counsel to Siyata Mobile Inc., a company incorporated under the laws of British Columbia, Canada (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form F-3 (the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that the Base Prospectus will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to, among other things, the registration for issue and sale by the Company from time to time of up to $100,000,000 aggregate amount of one or more of the following securities of the Company: (i) the Company’s common shares in the capital of the Company (“Common Shares”), (ii) warrants to purchase Common Shares or Debt Securities (as defined below), or any combination thereof (“Warrants”), (iii) one or more series of the Company’s debt securities (collectively, “Debt Securities”) to be issued under an indenture to be entered into between the Company, as issuer, and a trustee (a form of which will be included as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a report filed on Form 6-K under the Securities Exchange Act of 1934, as amended) (an “Indenture”), (iv) subscription rights evidencing the right to purchase Common Shares and Debt Securities or any combination thereof (“Rights”), (v) purchase contracts to purchase Common Shares or Debt Securities, or any combination thereof (“Purchase Contracts”), and (vi) units that include any of the Common Shares, Warrants, Rights, Purchase Contracts and/or Debt Securities, in any combination (the “Units”), in each case as contemplated by the Registration Statement and a Prospectus. The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a third party to be identified therein as warrant agent. The Rights may be issued under one or more rights agreements (each, a “Rights Agreement”) between the Company and a third party to be identified therein as rights agent. The Purchase Contracts may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) between the Company and a third party to be identified therein as the purchase contract agent. The Units may be issued under one or more unit agreements (each, a “Unit Agreement”) between the Company and a third party to be identified therein as unit agent. The Indenture, the Warrant Agreements, the Rights Agreements, the Purchase Contract Agreements, and the Unit Agreements are herein collectively referred to herein as the “Agreements.”

The Common Shares, Warrants, Debt Securities, Rights, Purchase Contracts and Units, plus any additional Common Shares, Warrants, Debt Securities, Rights, Purchase Contracts and Units that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Act in connection with an offering by the Company contemplated by the Registration Statement, are referred to herein collectively as the “Securities.”

This opinion letter is being furnished pursuant to Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. In connection with the opinions set forth herein, we have reviewed and relied upon the Registration Statement and Base Prospectus, and such other documents, records, certificates, memoranda, and other instruments as we deem necessary as a basis for these opinions. With respect to the foregoing documents, we have assumed: (i) the authenticity of all records, documents, and instruments submitted to us as originals; (ii) the genuineness of all signatures on all agreements, instruments, and other documents submitted to us; (iii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments, or other documents submitted to us; (iv) the authenticity and the conformity to the originals of all records, documents, and instruments submitted to us as copies; (v) that the statements contained in the certificates and comparable documents of public officials, officers, and representatives of the Company and other persons on which we have relied for purposes of this opinion are true and correct; and (vi) the due authorization, execution, and delivery of all agreements, instruments, and other documents by all parties thereto (other than the due authorization, execution, and delivery of each such agreement, instrument and document by the Company). We have also obtained from officers of the Company certificates as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificates without independent investigation.

Our opinions set forth herein are limited to the laws of the State of New York, and we express no opinion herein concerning any other laws, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. Various issues concerning the laws of the Province of British Columbia, Canada, are addressed in the opinion of Cassels Brock & Blackwell LLP filed as an exhibit to the Registration Statement. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with the Company’s consent, assumed such matters, and with the permission of Cassels Brock & Blackwell LLP, relied upon their opinions.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion, as of the date hereof, that when any of the Agreements have been duly authorized and executed by all necessary corporate action of the Company (and, in the case of an Indenture, authenticated by the trustee in accordance with the provisions of the applicable Indenture), and when the applicable Security is duly delivered by or on behalf of the Company against payment therefor in accordance with the applicable Agreement, and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and pursuant to any corporate action necessary to authorize and approve the issuance and terms, in each case, of any Warrants, Debt Securities, Rights, Purchase Contracts and Units, such Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights or by general equitable principles (whether applied by a court of law or equity).

With the Company’s consent, we have assumed (a) that each of the Warrants, Debt Securities, Rights, Purchase Contracts and Units and applicable Warrant Agreements, Indentures, Rights Agreements, Purchase Contract Agreements and Unit Agreements (including any board resolution, supplement or officer’s certificate pertaining thereto), governing such Securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (b) that each of the Documents will be duly authorized, executed and delivered by the parties thereto, (c) that each of the Documents will constitute a legally valid and binding obligation of the parties thereto other than the Company, enforceable against such parties in accordance with their respective terms, and (d) that the status of each of the Documents as a legally valid and binding obligation of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

This opinion is for the Company’s benefit in connection with the Registration Statement and may be relied upon by the Company and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. This opinion is provided for use solely in connection with the filing of the Registration Statement and may not be furnished to or relied upon by any person or entity for any other purpose without our prior written consent. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention, or changes in law that occur, that could affect the opinions contained herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

Very truly yours,

Carmel Milazzo & Feil LLP
CARMEL MILAZZO & FEIL LLP